                          OFFER TO PURCHASE FOR CASH
   ALL OUTSTANDING SHARES OF COMMON STOCK (INCLUDING THE ASSOCIATED SERIES A
             JUNIOR PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)
                                      OF
                              TYLAN GENERAL, INC.
                                      AT
                             $16.00 NET PER SHARE
                                      BY
                            MCTG ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                             MILLIPORE CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 21, 1997, UNLESS THE OFFER IS EXTENDED.


                                                              December 20, 1996

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated December 20, 1996 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by MCTG Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Millipore Corporation, a Massachusetts corporation, to purchase all of the outstanding shares of common stock, $.001 par value per share (the "Common Stock") of Tylan General, Inc., a Delaware Corporation (the "Company"), together with the associated Series A Junior Participating Preferred Stock Purchase Rights (together with the Common Stock, the "Shares"), at a price of $16.00 per Share, net to the seller in cash, without interest thereon, upon the terms and conditions set forth in the Offer. We are (or our nominee is) the holder of record of the Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  THE BOARD OF DIRECTORS OF TYLAN GENERAL, INC. (THE "COMPANY") HAS, WITHOUT DISSENT, DETERMINED THAT EACH OF THE OFFER AND THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF THE COMPANY AND HAS, WITHOUT DISSENT, APPROVED THE OFFER AND THE MERGER AND RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES.

  We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Please note carefully the following:

  1. The tender price is $16.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

  2. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Tuesday, January 21, 1997, unless the Offer is extended.

  3. The Offer is being made for all of the Shares.

  4. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY AND PROPERLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A MAJORITY OF THE TOTAL SHARES OUTSTANDING ON A FULLY DILUTED BASIS AND AS WILL PERMIT PURCHASER TO EFFECT THE MERGER (AS DEFINED IN THE OFFER TO PURCHASE) WITHOUT THE VOTE OF ANY PERSON OTHER THAN PURCHASER, AND (2) THE EXPIRATION OR
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     TERMINATION OF ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO
     ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED. SEE "THE TENDER OFFER--
     13. CERTAIN CONDITIONS OF THE OFFER" IN THE OFFER TO PURCHASE.

  5. Any brokerage fees, commissions or stock transfer taxes applicable to the sale of the Shares to Purchaser pursuant to the Offer will be paid by such Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 21, 1997, UNLESS THE PURCHASER EXTENDS THE OFFER.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Credit Suisse First Boston Corporation or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
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                         INSTRUCTIONS WITH RESPECT TO
                          OFFER TO PURCHASE FOR CASH
                            ALL OUTSTANDING SHARES
                                OF COMMON STOCK
                   (INCLUDING THE ASSOCIATED SERIES A JUNIOR
                PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)
                                      OF

                              TYLAN GENERAL, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 20, 1996 and the related Letter of Transmittal (which collectively constitute the "Offer") in connection with the offer by MCTG Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Millipore Corporation, to purchase all of the outstanding shares of common stock, par value $.001 per share (the "Common Stock"), together with the associated Series A Junior Participating Preferred Stock Purchase Rights (together with the Common Stock, the "Shares").

  This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.


 Number of Shares to be Tendered/1/: ______ Shares of Common Stock (including the associated Series A Junior
                                            Participating Preferred Stock
                                            Purchase Rights)

 Account Number: ____________________________________

 Dated:         , 19

____________________________________________________________________________

                                   SIGN HERE

 Signature(s): _____________________________________________________________

____________________________________________________________________________

 Print Name(s): ____________________________________________________________

____________________________________________________________________________

 Print Address(es): ________________________________________________________

____________________________________________________________________________

 Area Code and Telephone No.: ______________________________________________

 Taxpayer ID No. or Social Security No.: ___________________________________


/1/Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.